      As filed with the Securities and Exchange Commission on May 12, 1995
                                     Registration Statement No. 33-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                                  FIRST UNION
                  REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
             (Exact name of registrant as specified in its charter)

             OHIO                                                 34-6513657
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)

                          Suite 1900, 55 Public Square
                          Cleveland, Ohio  44113-1937
                    (Address of principal executive offices)

                                  FIRST UNION
                  REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                   1994 LONG TERM INCENTIVE PERFORMANCE PLAN
                            (Full title of the plan)

                              ------------------

                                 Paul F. Levin
             Senior Vice President - General Counsel and Secretary
                            First Union Real Estate
                        Equity and Mortgage Investments
                          Suite 1900, 55 Public Square
                          Cleveland, Ohio  44113-1937
                                 (216) 781-4030
         (Name, address, and telephone number, including area code, of agent for service)

                              ------------------

                        CALCULATION OF REGISTRATION FEE


===============================================================================================================
                         Number of shares      Proposed maximum      Proposed maximum
  Title of shares to          to be             offering price          aggregate              Amount of
     be registered          registered           per share(1)        offering price(1)     registration fee(1)
- ---------------------------------------------------------------------------------------------------------------
  Shares of Beneficial
  Interest (2)               1,629,785             $7.25             $11,815,941.25             $4,074.49
===============================================================================================================


    (1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457 based on the average high and low prices reported for the Registrant's Shares of Beneficial Interest on the New York Stock Exchange on May 10, 1995.

    (2) Includes associated rights (the "Rights") to purchase the Registrant's Shares of Beneficial Interest. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Shares of Beneficial Interest, and will be transferred along with and only with the Registrant's Shares of Beneficial Interest.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference

             First Union Real Estate Equity and Mortgage Investments (the "Registrant") incorporates by reference into this Registration Statement (the "Registration Statement") the following documents, which are on file with the Securities and Exchange Commission (the "Commission"):

    1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

    2. The description of the Shares of Beneficial Interest contained in the Registrant's Registration Statement on Form S-3, No. 3357756 filed with the Commission on February 2, 1993 and the description of the Rights to purchase Shares of Beneficial Interest contained in the Registrant's Registration Statement on Form 8-A, filed on April 2, 1990, as amended by Form 8-A/A filed on May 2, 1990; and

    3. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

             Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

             Not applicable.


Item 5.  Interests of Named Experts and Counsel

             Not applicable.


Item 6.  Indemnification of Trustees and Officers

             Under Ohio law, Ohio business trusts are permitted to purchase and maintain insurance on behalf of any person who is or was a trustee, officer, employee, shareholder, or agent of the business against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. Ohio business trusts, however, are not liable for any act, omission, or obligation of any trustee when not acting in such capacity.

             Pursuant to Article III, Section 3.3, of the Declaration of Trust of the Registrant, each Trustee and officer of the Trust is entitled to indemnification for any loss, expense, or liability in connection with the Trust property or the affairs of the Trust, except for such of his own acts as constitute bad faith, willful misfeasance, or willful disregard of his duties.

             The Trust has acquired insurance indemnifying Trustees and officers in certain cases and with certain deductible limitations.

Item 7.  Exemption from Registration Claimed

             Not applicable.


Item 8.  Exhibits

             See Index to Exhibits.


Item 9.  Undertakings

             (a)    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 12th day of May, 1995.

                                        FIRST UNION REAL ESTATE EQUITY
                                        AND MORTGAGE INVESTMENTS

                                        By: /s/ James C. Mastandrea
                                            ---------------------------------
                                            James C. Mastandrea, President
                                            and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                             Title and Description

James C. Mastandrea, President, Chief Executive Officer, and Trustee (Principal Executive Officer); Gregory D. Bruhn, Executive Vice President, Chief Financial Officer (Principal Financial Officer); John J. Dee, Senior Vice President - Controller (Principal Accounting Officer); Otes Bennett, Jr., Trustee; Kenneth
K. Chalmers, Trustee; William E. Conway, Trustee; Daniel G. DeVos, Trustee; Allen H. Ford, Trustee; Russell R. Gifford, Trustee; Stephen R. Hardis, Trustee; and E. Bradley Jones, Trustee.



                                        By: /s/ Paul F. Levin
                                            ---------------------------------
                                            Paul F. Levin, Attorney-in-Fact

May 12, 1995

                                  FIRST UNION
                  REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                               INDEX TO EXHIBITS


EXHIBIT                                                      DESCRIPTION
- -------                                                      -----------
4(a)                      Share Purchase Agreement dated as of December 31, 1983, between Registrant and
                          First Union Management, Inc. (incorporated by reference to Registration Statement on Form S-3 No. 2-88719)

4(b)                      First Amendment to Share Purchase Agreement dated as of December 10, 1985, between Registrant and First Union Management, Inc. (incorporated by reference to
                          Registration Statement on Form S-3 No. 33-2818)

4(c)                      Second Amendment to Share Purchase Agreement dated as of December 9, 1986, between Registrant and First Union Management, Inc. (incorporated by reference to
                          Registration Statement on Form S-3 No. 33-11524)

4(d)                      Third Amendment to Share Purchase Agreement dated as of December 2, 1987, between
                          Registrant and First Union Management, Inc. (incorporated by reference to
                          Registration Statement on Form S-3 No. 33-19812)

4(e)                      Fourth Amendment to Share Purchase Agreement dated as of December 7, 1988, between Registrant and First Union Management, Inc. (incorporated by reference to
                          Registration Statement on Form S-3 No. 33-26758)

4(f)                      Fifth Amendment to Share Purchase Agreement dated as of November 29, 1989, between Registrant and First Union Management, Inc. (incorporated by reference to
                          Registration Statement on Form S-3 No. 33-33279)

4(g)                      Sixth Amendment to Share Purchase Agreement dated as of November 28, 1990, between Registrant and First Union Management, Inc. (incorporated by reference to
                          Registration Statement on Form S-3 No. 33-38754)

4(h)                      Seventh Amendment to Share Purchase Agreement dated as of November 27, 1991, between Registrant and First Union Management, Inc. (incorporated by reference to
                          Registration Statement on Form S-3 No. 33-45355)

4(i)                      Eighth Amendment to Share Purchase Agreement dated as of November 30, 1992, between Registrant and First Union Management, Inc.

4(j)                      Declaration of Trust dated August 1, 1961, as amended through July 25, 1986, and
                          By-Laws, as amended (incorporated by reference to Registrant's Annual Report on
                          Form 10-K for the year ended 1986)

4(k)                      Form of certificate for Shares of Beneficial Interest (incorporated by reference to Registration Statement on Form S-3 No. 33-2818)

4(l)                      Registration Statement of Shareholder Rights to Purchase Common Shares dated
                          March 30, 1990 (incorporated by reference to Registration Statement 1-06249)

4(m)                      Amendment to Registration Statement of Shareholder Rights to Purchase Common
                          Shares dated May 1, 1990 (incorporated by reference to Amendment to Registration
                          Statement 1-06249)

5                         Opinion of Thompson, Hine and Flory, as to the legality of Shares of Beneficial
                          Interest being registered

23(a)                     Consent of Independent Public Accountants

23(b)                     Consent of Thompson, Hine and Flory contained in their opinion filed as Exhibit 5 to this Registration Statement

24(a)                     Power of Attorney of Trustees

24(b)                     Power of Attorney of Officers